UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2025
Date of Report (Date of earliest event reported)

ITRON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22418	91-1011792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2111 N. Molter Road	Liberty Lake,	WA	99019
(Address of principal executive offices, Zip Code)

(509)	924-9900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ITRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 19, 2025, Lynda L. Ziegler, a member of the Board of Directors (the Board) of Itron, Inc. (the Company), the chair of the Nominating and Corporate Governance Committee, and a member of the Compensation Committee, notified the Company that she will retire when her term ends and, therefore, not stand for re-election to the Board at the Company’s 2025 Annual Meeting of Shareholders. Itron is grateful for Lynda’s contributions as a member of the Board and wishes her success in her future endeavors. Ms. Ziegler’s decision was not based on any disagreement with the Company or management. Ms. Ziegler has been a member of the Board since 2013. She will remain a director until the start of the 2025 Annual Board Meeting.

(b) On February 19, 2025, Mary C. Hemmingsen, a member of the Board and a member of the Audit/Finance Committee, advised the Company that owing to her significant work and board load as partner at Moneta Securities and her audit chair role for four companies, she will not stand for re-election to the Board at the Company's 2025 Annual Meeting of Shareholders. Itron is grateful for Mary’s contributions as a member of the Board and wishes her success in her future endeavors. Ms. Hemmingsen’s decision was not based on any disagreement with the Company or management. Ms. Hemmingsen has been a member of the Board since 2022. She will remain a director until the start of the 2025 Annual Board Meeting.

Effective May 8, 2025, the size of the Company's Board will be reduced from nine to seven directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITRON, INC.

	By:	/s/ CHRISTOPHER E. WARE
Dated: February 24, 2025		Christopher E. Ware
Senior Vice President, General Counsel and Corporate Secretary